Exhibit 99.1
CAVA GROUP REPORTS FIRST QUARTER 2026 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 32.2% INCLUDING SAME RESTAURANT SALES OF 9.7% DRIVEN BY GUEST TRAFFIC GROWTH OF 6.8%
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20 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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FIRST QUARTER 2026 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 25.1%
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WASHINGTON, D.C. (May 19, 2026) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal first quarter ended April 19, 2026.
“Amid today's broader macroeconomic environment and geopolitical uncertainty, our first quarter results reflect our position as a clear industry leader and our ability to meet the moment for the modern consumer," said Brett Schulman, Co-Founder and CEO. "First quarter same restaurant sales grew 9.7%, including traffic growth of 6.8%, and we opened 20 net new restaurants during the quarter, with recent new market entries across the Midwest in Cincinnati, St. Louis, and Columbus. These results, which include the lap of strong prior year comparisons, speak to the structural strength of our business, the resonance of our compelling value proposition, and our position as the dominant leader in Mediterranean – all of which fuel our confidence to sustain this momentum going forward."
Fiscal First Quarter 2026 Highlights:
•CAVA Revenue grew 32.2% to $434.4 million as compared to $328.5 million in the prior year quarter and 69.5% as compared to the first quarter of fiscal 2024.
•Net New CAVA Restaurant Openings of 20, bringing total CAVA Restaurants to 459, a 20.2% increase in total CAVA Restaurants year over year.
•Same Restaurant Sales increased 9.7%, including Guest Traffic growth of 6.8%.
•AUV of $3.0 million as compared to $2.9 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $108.9 million or growth of 32.3% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 25.1%.
•Digital Revenue Mix was 39.9%.
•Net Income of $23.6 million.
•Adjusted EBITDA1 grew 37.6% to $61.7 million.
•Year to date net cash provided by operating activities of $64.1 million with Free Cash Flow1 of $15.5 million.

Fiscal First Quarter 2026 Review:
CAVA Revenue was $434.4 million, an increase of 32.2% compared with the first quarter of fiscal 2025. The increase was primarily driven by 92 Net New CAVA Restaurant Openings during or subsequent to the first quarter of fiscal 2025, which are exceeding our performance expectations, and Same Restaurant Sales of 9.7%. Same Restaurant Sales increased 6.8% from Guest Traffic and 2.9% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 25.1%, flat to the first quarter of fiscal 2025 as increased costs associated with a higher mix of third-party delivery and incremental wage investments were offset by leverage from higher sales.
General and administrative expenses were $51.6 million, or 11.8% of revenue, as compared to $41.4 million, or 12.5% of revenue, in the first quarter of fiscal 2025. General and administrative expenses, excluding equity-based compensation and executive transition costs1, were $43.3 million, or 9.9% of revenue, as compared to $34.7 million, or 10.5% of revenue, in the first quarter of fiscal 2025. The decrease was primarily due to leverage from higher sales, partially offset by investments to support future growth and higher performance-based incentive compensation.
Net income was $23.6 million, or 5.4% of revenue compared to $25.7 million in the first quarter of fiscal 2025. The decrease in Net Income was due to a lower tax benefit associated with equity-based compensation resulting in a higher effective tax rate, and higher depreciation and amortization, partially offset by improved operating performance as noted below.
Adjusted EBITDA1 was $61.7 million, or 14.1% of revenue, an increase of $16.9 million, or 37.6%, compared to the first quarter of fiscal 2025. The increase was primarily driven by the increase in Same Restaurant Sales, the number of and continued strength in the performance of Net New CAVA Restaurant Openings during or subsequent to the first quarter of fiscal 2025, and leverage in general and administrative expenses.
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1    Adjusted EBITDA, Free Cash Flow, and General and administrative expenses, excluding equity-based compensation and executive transition costs, are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2026 Outlook:
CAVA Group announced today that it updated fiscal full-year 2026 guidance, as follows:

	February 24, 2026	May 19, 2026
Net New CAVA Restaurant Openings	74 to 76	75 to 77
Same Restaurant Sales	3.0% to 5.0%	4.5% to 6.5%
CAVA Restaurant-Level Profit Margin	23.7% to 24.2%	23.7% to 24.3%
Pre-opening costs	$19.5 to $20.0 million	$22.0 to $22.5 million
Adjusted EBITDA	$176.0 to $184.0 million	$181.0 to $191.0 million

Actual results may differ materially from CAVA Group’s fiscal full-year 2026 guidance as a result of, among other things, the factors described under “Cautionary Statement Regarding Forward-Looking Statements” below.
A reconciliation of the forward-looking fiscal 2026 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For these reasons, we are unable to assess the potential significance of the unavailable information.
About CAVA Group:

CAVA is the category-defining Mediterranean fast-casual restaurant brand, bringing together healthful food and bold, satisfying flavors at scale. Our brand and our opportunity transcend the Mediterranean category to compete in the large and growing limited-service restaurant sector as well as the health and wellness food category. CAVA serves guests across age groups, genders, and income brackets and benefits from generational tailwinds created by consumer demand for healthy living and a demographic shift towards greater ethnic diversity. We meet consumers’ desires to engage with convenient, authentic, purpose-driven brands that view food as a source of self-expression. The broad appeal of our food combined with these favorable industry trends drive our vast opportunity for continued growth.
Earnings Conference Call:
The Company will host a conference call on May 19, 2026, at 5:00 PM Eastern Time to discuss first quarter 2026 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the Company’s website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA’s investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our fiscal full-year 2026 outlook, including Net New CAVA Restaurant Openings, Same Restaurant Sales, CAVA Restaurant-Level Profit Margin, Pre-opening costs, and Adjusted EBITDA, industry, business strategy, goals, growth opportunities and expectations, expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: we operate in a highly competitive industry; our future growth depends on our ability to open new restaurants while managing our growth effectively and maintaining our culture, and our historical growth may not be indicative of our future growth; we may not be able to successfully identify appropriate locations and develop and expand our operations in existing and new markets; new restaurants may not be profitable and may negatively impact sales at our existing locations; negative changes in guest perception of our brand could negatively impact our business; our efforts to market our restaurants and brand may not be successful; food safety issues, and food-borne illness concerns may harm our business; if we are unable to maintain or increase prices, our margins may decrease; the growth of our business depends on our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; economic factors and guest behavior trends, which are uncertain and largely beyond our control, may adversely affect guests’ behavior and our ability to maintain or increase sales at our restaurants; we are subject to risks associated with leasing property; we may not be able to successfully expand our digital and delivery business, which is subject to risks outside of our control; our inability or failure to utilize, recognize, respond to, and effectively manage the immediacy of social media could have a material adverse effect on our business; we may not realize the anticipated benefits from past and potential future acquisitions, investments, or other strategic initiatives; we may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations; our reliance on third parties could have an adverse effect on our business, financial condition, and results of operations; we may experience shortages, delays, or interruptions in the delivery of food items and other products; we may not successfully optimize, operate, and manage our production facilities; we may face increases in food, commodity, energy, and other costs; we may face increases in labor costs, labor shortages, and difficulties in our ability to identify, hire, train, motivate, and retain the right team members; our success depends on our ability to attract, develop, and retain our management team and key team members; security breaches of our electronic processing of credit and debit card transactions, the CAVA app, or confidential guest or team member information (including personal information) may adversely affect our business; our business is subject to complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; we rely heavily on information technology systems and failures of, or interruptions in, or not effectively scaling and adapting our information technology systems could harm our business; we are subject to evolving rules and regulations with respect to environmental, social and governance matters; climate change and volatile adverse weather conditions could adversely affect our restaurant sales or results of operations; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com.
Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We do not undertake any obligation to revise or update any forward-looking statements, except as required by law. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

Investor Relations:	Media Relations:
Anisha Sutaria, Director, Corporate Development & IR	media@cava.com
investor.relations@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Sixteen Weeks Ended
(in thousands, except per share amounts)	April 19, 2026	April 20, 2025
Revenue	$438,270	$331,826
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	127,678	97,559
Labor	111,551	84,562
Occupancy	29,857	24,408
Other operating expenses	57,992	41,234
Total restaurant operating expenses	327,078	247,763
General and administrative expenses	51,590	41,394
Depreciation and amortization	25,466	20,811
Pre-opening costs	6,161	4,481
Impairment and asset disposal costs	2,718	1,667
Total operating expenses	413,013	316,116
Income from operations	25,257	15,710
Interest income, net	(4,082)	(4,617)
Other income, net	(700)	(27)
Income before taxes	30,039	20,354
Provision for (benefit from) income taxes	6,473	(5,353)
Net income	$23,566	$25,707

Earnings per share:
Basic	$0.20	$0.22
Diluted	$0.20	$0.22
Weighted-average common shares outstanding:
Basic	116,341	115,525
Diluted	118,316	118,437

The following tables summarize the results of the CAVA segment:

	Sixteen Weeks Ended
	April 19, 2026		April 20, 2025		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$434,392	100.0%	$328,482	100.0%	$105,910	32.2%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	126,418	29.1	96,224	29.3	30,194	31.4
Labor	111,551	25.7	84,562	25.7	26,989	31.9
Occupancy	29,857	6.9	24,408	7.4	5,449	22.3
Other operating expenses	57,714	13.3	40,983	12.5	16,731	40.8
Total restaurant operating expenses	325,540	74.9	246,177	74.9	79,363	32.2
Restaurant-level profit	$108,852	25.1%	$82,305	25.1%	$26,547	32.3%
The following table presents selected quarterly financial and other data::

($ in thousands)	Q1 2026[1]	Q4 2025	Q3 2025	Q2 2025	Q1 2025[1]
Net New CAVA Restaurant Openings	20	24	17	16	15
CAVA Restaurants, end of period	459	439	415	398	382
Same Restaurant Sales	9.7%	0.5%	1.9%	2.1%	10.8%
AUV	$3,027	$2,934	$2,935	$2,939	$2,933
CAVA Restaurant-Level Profit	$108,852	$58,312	$71,165	$73,262	$82,305
CAVA Restaurant-Level Profit Margin	25.1%	21.4%	24.6%	26.3%	25.1%
Restaurant Operating Weeks	7,150	5,140	4,881	4,659	5,935
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1    The first fiscal quarter includes four 4-week periods in our 13 period fiscal calendar. The second, third, and fourth fiscal quarters each contain three 4-week periods.

The following table presents the Company’s selected balance sheet data:

(in thousands)	April 19, 2026	December 28, 2025
Cash and cash equivalents	$295,771	$282,917
Investments at fair value	107,189	110,112
Total assets	1,422,934	1,360,027
Total liabilities	612,964	580,371
Total stockholders’ equity	809,970	779,656
Total liabilities and stockholders’ equity	1,422,934	1,360,027

The following table shows the growth in our company-owned CAVA Restaurant base:

	Sixteen Weeks Ended
	April 19, 2026	April 20, 2025
Beginning of period	439	367
New CAVA Restaurant openings	21	15
Permanent closure	(1)	—
End of period	459	382

Non-GAAP Financial Measures
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.
The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin:

	Sixteen Weeks Ended
(in thousands)	April 19, 2026	April 20, 2025
Net income	$23,566	$25,707
Non-GAAP Adjustments
Interest income, net	(4,082)	(4,617)
Provision for (benefit from) income taxes	6,473	(5,353)
Depreciation and amortization	25,466	20,811
Equity-based compensation	7,748	6,662
Other income, net	(700)	(27)
Impairment and asset disposal costs	2,718	1,667
Executive transition costs	545	—
Adjusted EBITDA	$61,734	$44,850

Revenue	$438,270	$331,826
Net income margin	5.4%	7.7%
Adjusted EBITDA margin	14.1%	13.5%

The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and executive transition costs:

	Sixteen Weeks Ended
(in thousands)	April 19, 2026	April 20, 2025
General and administrative expenses	$51,590	$41,394
Equity-based compensation	7,748	6,662
Executive transition costs	545	—
General and administrative expenses, excluding equity-based compensation and executive transition costs	$43,297	$34,732

Revenue	$438,270	$331,826
General and administrative expenses, as a percentage of revenue	11.8%	12.5%
General and administrative expenses, excluding equity-based compensation and executive transition costs, as a percentage of revenue	9.9%	10.5%

The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Sixteen Weeks Ended
(in thousands)	April 19, 2026	April 20, 2025
Net cash provided by operating activities	$64,065	$38,577
Purchases of property and equipment	(48,581)	(35,875)
Free Cash Flow	$15,484	$2,702

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, and executive transition costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the periods presented;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“Average Unit Volume” or “AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and Digital Kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Restaurant-Level Profit” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants and Hybrid Kitchens that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and Digital Kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“Digital Kitchen” is defined to include kitchens used for third-party marketplace and native delivery, Digital Order pick-up and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“Digital Orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital Orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Digital Revenue Mix” represents the portion of CAVA Revenue related to Digital Orders as a percentage of total CAVA Revenue;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“Guest Traffic” means the number of entrees ordered in-restaurant and through Digital Orders;
“Hybrid Kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings during a specified reporting period, net of any permanent CAVA restaurant closures during the same period;
“Restaurant Operating Weeks” represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period; and
“Same Restaurant Sales” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer.

We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.